Exhibit 10.3


                        TRANSBOTICS SECURES UPGRADE ORDER
               FOR EXISTING LGV SYSTEM IN THE AUTOMOTIVE INDUSTRY

CHARLOTTE, NC - August 15, 2005 - Transbotics Corporation, (OTC BB: TNSB) (www.transbotics.com), announced it has received an order for upgrading an existing Laser Guided Vehicle system from a customer in the automotive industry. The order totals approximately $450,000 and is to be installed over the next eight months.

For over 20 years Transbotics Corporation has specialized in the design, development, support and installation of automation solutions with an emphasis on Automatic Guided Vehicles (AGVs). The Company is a North American Automation solutions integrator that manufactures, installs and supports various automation technology including: AGVs, robotics, batteries, chargers, motors and other related products.

Transbotics provides its Tailor Made automation solutions to a variety of industries, including automotive (tier one supplier), aerospace and defense, food and beverage, paper and allied products, newsprint and publishing, entertainment, microelectronics, plastics and primary metals. Transbotics' current customers include Fortune 500 companies as well as small manufacturing companies.

This release (including information incorporated by reference herein) may be deemed to contain certain forward-looking statements with respect to the financial condition, results of operation, plans, objectives, future performance and business of the Company. These forward-looking statements involve certain risk, including, without limitation, the uncertainties detailed in Transbotics Corporation Securities and Exchange Commission filings.




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